Exhibit 99.1

Natural Health Trends Reports First Quarter 2023 Financial Results

–	First year-over-year increase in net sales since the third quarter of 2021 and the second since the third quarter of 2018
–	Hong Kong net sales increased 10% compared to the first quarter of 2022
–	Fourth consecutive quarter of positive net income
–	Declared a quarter cash dividend of $0.20 per share

HONG KONG – May 3, 2023 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•	Revenue of $11.9 million increased 3% compared to $11.5 million in the first quarter of 2022.

•	Operating loss was $394,000 compared to $383,000 in the first quarter of 2022.

•	Net income was $257,000, or $0.02 per diluted share, compared to net loss of $105,000, or $0.01 per diluted share, in the first quarter of 2022.

•	The number of Active Members[1] was down slightly to 38,330 at March 31, 2023 compared to 38,660 at December 31, 2022, and decreased 14% compared to 44,490 at March 31, 2022.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“Despite the end of the Zero-Covid policies last December, our experience is that consumers have been slow and gradual to participate in the reopening. In this more positive environment, we are encouraged that our Hong Kong business has shown good progress as revenue increased 3% year-over-year, the first year-over-year increase since the third quarter of 2021 and the second increase since the third quarter of 2018,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “If the current trend of an improving operating environment continues, we are hopeful that our business can benefit from the prospect that people are more willing to meet, gather and travel, all important activities to how we facilitate our business development.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $696,000 in the first quarter of 2023, compared to net cash used in operating activities of $2.3 million in the first quarter of 2022.
•	Total cash and cash equivalents were $66.6 million at March 31, 2023, down from $69.7 million at December 31, 2022.
•

On May 1, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 26, 2023 to stockholders of record as of May 16, 2023.

First Quarter 2023 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2023 financial results today, Wednesday, May 3, 2023 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 3, 2023
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13737199
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1605531&tp_key=86671cf781

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 3, 2023 through 11:59 p.m. Eastern Time on May 10, 2023 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13737199.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 3, 2023 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,610	$69,667
Inventories	4,982	4,525
Other current assets	3,420	3,359
Total current assets	75,012	77,551
Property and equipment, net	354	394
Operating lease right-of-use assets	3,909	3,992
Restricted cash	38	79
Deferred tax asset	253	195
Other assets	616	606
Total assets	$80,182	$82,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,147	$810
Income taxes payable	3,012	2,972
Accrued commissions	2,470	2,943
Other accrued expenses	1,105	1,181
Deferred revenue	5,617	5,597
Amounts held in eWallets	4,657	4,895
Operating lease liabilities	1,158	1,135
Other current liabilities	859	905
Total current liabilities	20,025	20,438
Income taxes payable	9,098	9,098
Deferred tax liability	140	141
Operating lease liabilities	2,869	2,989
Total liabilities	32,132	32,666
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,519	86,102
Accumulated deficit	(11,103)	(9,056)
Accumulated other comprehensive loss	(1,104)	(1,004)
Treasury stock, at cost	(24,275)	(25,904)
Total stockholders’ equity	48,050	50,151
Total liabilities and stockholders’ equity	$80,182	$82,817

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$11,861	$11,546
Cost of sales	3,031	2,908
Gross profit	8,830	8,638
Operating expenses:
Commissions expense	4,992	4,740
Selling, general and administrative expenses	4,232	4,281
Total operating expenses	9,224	9,021
Loss from operations	(394)	(383)
Other income, net	681	110
Income (loss) before income taxes	287	(273)
Income tax provision (benefit)	30	(168)
Net income (loss)	$257	$(105)
Net income (loss) per common share:
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)
Weighted average common shares outstanding:
Basic	11,424	11,254
Diluted	11,428	11,254

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$257	$(105)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	46	53
Share-based compensation	46	—
Noncash lease expense	280	302
Deferred income taxes	(57)	(9)
Changes in assets and liabilities:
Inventories	(490)	350
Other current assets	(78)	(332)
Other assets	(18)	(3)
Accounts payable	338	64
Income taxes payable	40	53
Accrued commissions	(465)	(1,129)
Other accrued expenses	(76)	(592)
Deferred revenue	43	(447)
Amounts held in eWallets	(215)	(253)
Operating lease liabilities	(301)	(296)
Other current liabilities	(46)	(4)
Net cash used in operating activities	(696)	(2,348)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7)	(40)
Net cash used in investing activities	(7)	(40)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,304)	(2,285)
Net cash used in financing activities	(2,304)	(2,285)
Effect of exchange rates on cash, cash equivalents and restricted cash	(91)	(228)
Net decrease in cash, cash equivalents and restricted cash	(3,098)	(4,901)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	69,746	84,365
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$66,648	$79,464
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$(78)	$—